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ASPECT COMMUNICATIONS CORPORATION
(Name of Registrant as Specified in Its Charter)

SCEPTER HOLDINGS, INC.
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Scepter Holdings, Inc.
301 Commerce Street, Suite 2975
Fort Worth, Texas 76102

January 15, 2003

Dear Fellow Shareholders of Aspect,

Would you like to participate in a rights offering with an opportunity for profit as long as Aspect's common stock price is above $2.25 per share? How? By first JUST VOTING NO to the Vista Equity Partner's transaction and then supporting and participating in Scepter's plan for the company to conduct a rights offering.

It is important to note that several additional steps must first occur before a rights offering is commenced. These steps include submitting a valid notice calling the special meeting; shareholder approval of Scepter's proposal to remove without cause all of the members of the board of directors; election of Scepter's nominees as directors; approval of a rights offering by the directors; preparation of a registration statement; and review and clearance of that document by the Securities and Exchange Commission. Please note, Scepter and one other shareholder are executing and delivering to the Company a notice to call, on behalf of shareholders owning over 10% of Aspect's common stock, the special meeting for February 21, 2003 to vote on the removal without cause of all of the members of the board of directors.

While the rejection of the Vista transaction does not assure shareholders that a rights offering will occur, if a rights offering does occur, the chart below shows the potential profit opportunity that a shareholder who chooses to participate in that rights offering may have if they choose to convert the preferred stock they acquire. While we cannot predict the future price of Aspect common stock after the rights offering, yesterday Aspect's common stock closed at $3.37 per share.

Assumed Stock Price	Conversion Price	Potential Profit Per Share	Potential Percentage Profit Per Share
$3.50 per share	$2.25 per share	$1.25	56%
$3.00 per share	$2.25 per share	$0.75	33%
$2.50 per share	$2.25 per share	$0.25	11%
$2.00 per share	$2.25 per share	($0.25)	(11%)

Vista is buying preferred stock that is convertible at any time into Aspect common stock at $2.25 per share. Given yesterday's $3.37 per share closing price, Vista has an immediate $24.9 million profit opportunity on its $50 million investment under the Vista transaction (a 50% return on its money). Under Scepter's plan, YOU THE SHAREHOLDER, would get this right if all of the actions necessary for the rights offering discussed above occur and you choose to participate in that rights offering. YOU, rather than Vista, would be given this opportunity to profit, but you must first VOTE NO to the Vista transaction!

 In order to vote no to the Vista transaction, either VOTE NO ONLINE at www.proxyvote.com or VOTE NO by calling THE TOLL FREE NUMBER that appears on your vote instruction form prior to 11:59 pm eastern time on January 20, 2003. You will be asked to enter the control number found on the vote instruction form. Given the timing of Aspect's special meeting, please do not vote by mailing your vote instruction. If you have already voted, you can still VOTE NO by using the procedures above because it is your last vote that counts.

Management has stated a lot of reasons in its proxy materials why you should vote yes. In our humble opinion, we disagree. After the lessons we all learned from the corporate failures of 2002, we hope that shareholders do not simply follow what managements in general want to do. We are not implying that Aspect management is similar to any of these companies, only that we believe shareholders in general need to question statements that most company managements make. Please read all the materials that the company has sent you. We think you should vote NO. Management thinks you should vote yes. Please join us in sending a message to company management that shareholders have their own voice!

Regards,

Geoffrey Raynor
President

THE PARTICIPANTS IN ANY POTENTIAL SOLICITATION OF PROXIES RELATING HERETO ARE THE SAME AS THE PARTICIPANTS IDENTIFIED IN THE PRELIMINARY PROXY STATEMENT FILED BY SCEPTER HOLDINGS, INC. WITH RESPECT TO ASPECT COMMUNICATIONS CORPORATION ON JANUARY 15, 2003. ACCORDINGLY, SHAREHOLDERS MAY OBTAIN ADDITIONAL INFORMATION REGARDING SUCH PARTICIPANTS AND THEIR INTERESTS FROM THE PRELIMINARY PROXY STATEMENT FILED BY SCEPTER HOLDINGS, INC. WITH RESPECT TO ASPECT COMMUNICATIONS CORPORATION ON JANUARY 15, 2003. SCEPTER HOLDINGS, INC. HAS NOT YET FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A DEFINITIVE PROXY STATEMENT RELATING TO THE COMPANY'S SPECIAL MEETING OF SHAREHOLDERS CURRENTLY SCHEDULED FOR JANUARY 21, 2003.  WHEN SUCH DEFINITIVE PROXY STATEMENT IS FILED, SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY, AS IT WILL CONTAIN IMPORTANT INFORMATION.  SHAREHOLDERS MAY OBTAIN A COPY OF THE PRELIMINARY PROXY STATEMENT AND, ONCE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, A COPY OF THE DEFINITIVE PROXY STATEMENT AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT WWW.SEC.GOV.